SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):             September 6, 2000


                         MEDITECH PHARMACEUTICALS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      NEVADA                         0-12561                    95-3819300
  (State or other                  (Commission               (I.R.S. Employer
   jurisdiction                   File Number)              Identification No.)
 of incorporation)

                             10105 E. Via Linda, #103
                                     PMB 382
                                Phoenix, Arizona                        85258
                       --------------------------------------          --------
                      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (480) 614-2874

ITEM 5.  OTHER EVENTS.

     On September 6, 2000, the Company's Board of Directors approved the engagement of Singer Lewak Greenbaum & Goldstein LLP, as the Company's independent certified public accountants, to audit the Company's financial statements for the fiscal year ending May 31, 2001. Singer Lewak Greenbaum & Goldstein, LLP, was also engaged to audit the Company's financial statements for the fiscal years ended May 31, 2000, and each of the two years in the period then ended, for inclusion in a Form SB-2 registration statement which will be filed by the Company. The engagement of Singer Lewak Greenbaum & Goldstein LLP, follows the replacement of Roy A. Cohen, C.P.A., who had been engaged to audit the Company's financial statements for the fiscal years ended May 31, 1985 through 2000. The audit reports provided by Roy A. Cohen, C.P.A. for the prior two fiscal years did not contain an adverse opinion or disclaimer of opinion; however, the audit reports for such periods did contain a going concern qualification.

     Management of the Company knows of no past or present disagreements between the Company and Roy A. Cohen, C.P.A., on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure.

     There were no "reportable events" (as such term is defined in Item 304 of Regulation S-K) that occurred within the Company's two most recent fiscal years nor any subsequent interim period preceding the replacement of Roy A. Cohen, C.P.A.

     During the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of Singer Lewak Greenbaum & Goldstein LLP, neither the Company nor anyone on the Company's behalf consulted with Singer, Lewak Greenbaum & Goldstein LLP, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements - None.
         (b)      Exhibits - None.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDITECH PHARMACEUTICALS, INC.


September 6, 2000                       By: /s/ Gerald N. Kern
                                            ------------------------------------
                                                Gerald N. Kern,
                                                Chief Executive Officer




                                       3